Exhibit 11


                                    CNS, INC.

               Computation of Net Income per Share of Common Stock

                                                               Year ended December 31,
                                                     -----------------------------------------
                                                         1997           1996           1995
                                                     -----------    -----------    -----------
NET INCOME
   Income from continuing operations                 $ 8,770,316    $15,522,484    $13,310,505
   Income from discontinued operations                         0              0        765,989
                                                     -----------    -----------    -----------

   Net income                                        $ 8,770,316    $15,522,484    $14,076,494
                                                     ===========    ===========    ===========


BASIC NET INCOME PER SHARE
   Weighted average number of common
     shares outstanding                               19,119,000     18,704,000     17,221,000
                                                     ===========    ===========    ===========

   From continuing operations                        $       .46    $       .83    $       .77
   From discontinued  operations                             .00            .00            .05
                                                     -----------    -----------    -----------

   Basic net income per share                        $       .46    $       .83    $       .82
                                                     ===========    ===========    ===========



DILUTED NET INCOME PER SHARE
   Weiighted average number of common and assumed
      conversion shares outstanding:
      Weighted average number of common
        shares outstanding                            19,119,000     18,704,000     17,221,000
      Incentive stock options                            422,000        636,000        680,000
      Non qualified stock options                        260,000        392,000        403,000
      Warrants                                             1,000         75,000         72,000
                                                     -----------    -----------    -----------

                                                      19,802,000     19,807,000     18,376,000
                                                     ===========    ===========    ===========

   From continuing operations                        $       .44    $       .78    $       .72
   From discontinued  operations                             .00            .00            .04
                                                     -----------    -----------    -----------

   Diluted net income per share                      $       .44    $       .78    $       .76
                                                     ===========    ===========    ===========